Exhibit 99.1

REVOCABLE PROXY

AMERICAN HORIZONS BANCORP, INC.

JANUARY 18, 2005

SPECIAL MEETING OF SHAREHOLDERS

The undersigned shareholder of American Horizons Bancorp, Inc. (“AHB”) hereby appoints Van E. Pardue and Glen Austin, or either of them, with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of AHB which the undersigned is entitled to vote at a Special Meeting of Shareholders, to be held at 300 Washington Street, Monroe, Louisiana on Tuesday, January 18, 2005 at 2:00 p.m., local time, and at any and all adjournments thereof (the “Special Meeting”), as indicated below.

I.	Approval of an Agreement and Plan of Merger dated as of September 29, 2004, as amended December 13, 2004, between AHB and IBERIABANK Corporation (“IBKC”), pursuant to which, among other things, AHB will merge into IBERIABANK Corporation, and on the effective date of the merger each outstanding share of common stock of AHB will be converted into the right to receive 0.3771 shares of IBKC common stock, subject to adjustment based on the market price of IBKC common stock, and cash, subject to AHB’s disposition of predetermined loans.

FOR ☐	AGAINST ☐	ABSTAIN ☐

II.	Approval of a proposal to adjourn the Special Meeting to a later date or dates, if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the merger agreement.

FOR ☐	AGAINST ☐	ABSTAIN ☐

III.	In their discretion, such other matters as may properly come before the Special Meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of AHB at the Special Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to shares of common stock of AHB which the undersigned is entitled to vote at the Special Meeting.

The undersigned shareholder acknowledges receipt from AHB, prior to the execution of this proxy, of Notice of the Special Meeting.

Dated:                          ,

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

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